UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 30, 2018

ECCO AUTO WORLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-218334	30-0943638
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Unit C, 4/F, China Insurance Building, 48 Cameron Road,

Tsim Sha Tsui, Kowloon, Hong Kong

(Address of principal executive offices (zip code))

+852 3182 6922

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective June 30, 2018, Board of Directors of Ecco Auto World Corporation., a Nevada corporation (the “Company”), approved a change in the Company’s fiscal year end from February 28th to March 31st pursuant to Articles VII (titled “Amendment”) of Bylaws, such change in fiscal year end was included in Amendment and Restated Bylaws of which filed together with this Form 8-K Current Report under Exhibit 3.1. The change is intended to streamline the company’s fiscal year end in order to more closely align its operations and internal controls with that of its wholly owned subsidiary.

As a result of the change, the Company will have a March 2018 fiscal month transition period, the results of which will be separately reported in the Company’s Quarterly Report on Form 10-QT covering the period from March 1st, 2018 through March 31st, 2018, and in the Company’s Annual Report on Form 10-K for the calendar year ended March 31st, 2019. Following the filing of the transitional quarterly report for the March 2018 fiscal month, the Company will commence reporting on a calendar year schedule with financial results of the quarter ended June 30th , 2018 reported on a Quarterly Report on Form 10-Q in August 2018.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended & Restated By-Laws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECCO AUTO WORLD CORP.

Date: July 2, 2018	By:	/s/ JASON WONG CHEE HON
JASON WONG CHEE HON
Director, President, Secretary and Treasurer